UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AMPLITECH GROUP, INC.
(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

AMPLITECH GROUP INC.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

INFORMATION STATEMENT

(Definitive)

December 21, 2020

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Amplitech Group Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about December 7, 2020, the Company received written consents in lieu of a meeting of Stockholders from Fawad Maqbool, the majority stockholder of 73.8% or 74%, when rounded, of the voting securities of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1) the authorization of the Company’s Board of Directors (the “Board” or the “Board of Directors”) to effect a reverse stock split of the Company’s common stock, in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split, in the range of from 1:20 to 1:200, whereby every 20-200 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding common stock shall be combined into one (1) share of authorized, issued and outstanding common stock (the “Reverse Stock Split”);

(2) to keep the authorized shares of Common Stock at 500,000,000;

On December 7, 2020, the Board of Directors of the Company approved the Reverse Stock Split and the Authorized Shares in a written consent in lieu of a meeting on December 7, 2020. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions. The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than the 20 th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of December 7, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

For the Board of Directors of

Amplitech Group Inc.

Date: December 21, 2020	By:	/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer and Director

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it may allow the Company to qualify for the listing standards of a senior exchange. In order to meet such requirements, the Board has determined that the capitalization structure of the Company must be consolidated so that the market price of the Company’s Common Stock meets the senior exchange's requirements.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I REVERSE STOCK SPLIT

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR

COMMON STOCK BY THE SPLIT DENOMINATOR

GENERAL

The Board approved a resolution to effectuate a reverse stock split using the Split Denominator, to be appropriately adjusted by the Board of Directors, in accordance with the listing standards of a senior exchange, immediately prior to effectiveness (the “Reverse Stock Split”). Under the Reverse Stock Split each 20 to 200 shares, as determined by our Board of Directors, of our common stock (the “Common Stock”) will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Change with the Secretary of State of the State of Nevada in the form attached asExhibit A, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of December 7, 2020.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN AT 500,000,000.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other requirements, the price of our Common Stock needs to be higher so that the Company meets a senior exchange's listing standards. The Board of Directors has proposed the Reverse Stock Split as one of the steps necessary to meet such listing requirements.

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When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He or she is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company’s stock will rise in price after a reverse split or that it would continue to meet the senior exchange's requirements.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help the Company’s potential listing application. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 51,588,958 shares of Common Stock as of December 7, 2020, to between approximately 2,579,448 and 25,794,479 shares (depending on the ratio and the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not affect the par value of our Series A Preferred, nor change the voting rights. However, the number of shares of Common Stock into which the Series A Preferred may convert shall be reduced proportionately by the Split Denominator. This will have the same effect to the Series A Preferred on the balance sheet as the Reverse Stock Split will on the Common Stock.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by from 20 to 200. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

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Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to list the Company’s Common Stock on a senior exchange.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

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The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 20 to 200, as to be determined by the Board prior to effectiveness from FINRA, pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of December 7, 2020 shall have their total shares reduced on the basis of one post-split share of Common Stock by the Split Denominator, as to be determined by the Board prior to effectiveness from FINRA, pre-split shares outstanding.

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of Common Stock approximately 51,588,958 shares of Common Stock, as of December 7, 2020, to between approximately 2,579,448 and 25,794,479 shares (depending on the ratio and the number of fractional shares that are issued or cancelled).

The Company’s authorized number of Common Stock shall remain at 500,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 7, 2020, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

ACTION II THE AUTHORIZED SHARES

GENERAL

The Board approved a resolution to keep the authorized shares of Common Stock at 500,000,000 (the “Authorized Shares”).

PLEASE NOTE THAT THE AUTHORIZED SHARES AVAILABLE WILL HAVE THE EFFECT OF INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS.

PURPOSE AND MATERIAL EFFECTS OF THE AUTHORIZED SHARES

The Board of Directors has taken this action to increase shareholder value.

We believe that the Authorized Shares could help generate interest in the Company among investors and other business opportunities. However, the effect of the Authorized Shares upon the market price for our Common Stock cannot be predicted, and the history of similar actions for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Authorized Shares will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares authorized.

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The Authorized Shares will not affect the par value of our Common Stock. As a result, on the effective date of the Authorized Shares, the stated capital on our balance sheet attributable to our Common Stock will remain the same. The per share net income or loss and net book value of our Common Stock will remain the same.

The Authorized Shares will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Anti-Takeover Effects of the Authorized Shares

THE OVERALL EFFECT OF THE AUTHORIZED SHARES MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER.

The authorized but unissued Authorized Shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to enhance shareholder value.

Neither the Company’s articles of incorporation, as amended and currently constituted, nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Authorized Shares was the subject of a unanimous vote by the Board of Directors approving the Authorized Shares. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes an Authorized Shares.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Authorized Shares is to enhance shareholder value.

SUMMARY OF AUTHORIZED SHARES

Below is a brief summary of the Authorized Shares:

The authorized shares of Common Stock shall remain at 500,000,000.

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting power of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendments will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January 7, 2021 to all Stockholders of record as of December 7, 2020.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;
2.	Quarterly Report on Form 10-Q, for the quarter ended June 30, 2020;
3.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and
4.	Annual Report on Form 10-K for the year ended December 31, 2019.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of (i) 500,000,000 shares of Common Stock, par value $0.001 per share, of which 51,588,958 are outstanding as of November 27, 2020, and (ii) 500,000 Series A Convertible Preferred stock, par value $0.001 per share, of which 1,000 are outstanding as of December 7, 2020

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the December 7, 2020, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class (1)
Fawad Maqbool, (2) Chairman, President, and Chief Executive Officer	11,780,280	22.8%

Louisa Sanfratello, Chief Financial Officer	200,000	Lessthan1%

All officers and directors as group (2 people)	11,980,280	23.6%

(1) Based on 51,588,958 shares of common stock issued and outstanding.

(2) Excludes (i) 1,000 shares of Series A Convertible Preferred Stock and (ii) an option to purchase 400,000 shares of Series A Preferred Stock. The holder of the Series A Convertible Preferred is entitled to 51% of the total votes on all matters and each outstanding share of Series A is convertible at $0.0206 per share at the option of the holder into 100 shares of the Company’s common stock.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in by the Board.

EFFECTIVE DATES AMENDMENTS AND PLAN

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split and Authorized Shares shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of December 7, 2020.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: December 21, 2020

By Order of the Board of Directors

/s/ Fawad Maqbool

Fawad Maqbool

Chief Executive Officer and Director

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EXHIBIT A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

     1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

     2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

     3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

     4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

     5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

     6. NRS required statement.

     7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

     8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State:

Amplitech Group Inc.

	Entity or Nevada Business Identification Number (NVID):		NV20111023140
2. Current Authorized Shares:

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, $.001 par value per share

1,000,000 shares of preferred stock, $.001 par value per share

3. Authorized Shares After Change:

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

500,000,000 shares of common stock, $.001 par value per share

1,000,000 shares of preferred stock, $.001 par value per share

4. Issuance:

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each [20/200] shares of common stock shall automatically be converted into one share of fully paid and non-assessable common stock.

5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

6. Provisions:	The required approval of the stockholders has been obtained.

7. Effective date and	Date	Time:
time: (Optional)		(must not be later than 90 days after the certificate is filed)

8. Signature:
(Required)	☒ _________________________________________
	Signature of Officer	Title	Date

This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.	Page 1 of 1 Revised: 1/1/2019